Exhibit 99.4

FINANCIAL STATEMENTS

OF

THE BERKSHIRE GAS COMPANY

AS OF SEPTEMBER 30, 2015 AND DECEMBER 31, 2014 AND
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2015 AND 2014

(UNAUDITED)

TABLE OF CONTENTS

Page Number
Financial Statements:

Statement of Income for the three and nine months ended September 30, 2015 and 2014	3

Balance Sheet as of September 30, 2015 and December 31, 2014	4

Statement of Cash Flows for the nine months ended September 30, 2015 and 2014	6

Statement of Changes in Shareholder’s Equity	7

THE BERKSHIRE GAS COMPANY
STATEMENT OF INCOME
(In Thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

Operating Revenues	$6,758	$7,330	$58,954	$64,727

Operating Expenses
Operation
Natural gas purchased	603	1,459	22,382	30,678
Operation and maintenance	6,275	5,477	19,477	17,727
Depreciation and amortization	2,041	1,853	6,933	6,338
Taxes - other than income taxes	690	657	2,359	2,174
Total Operating Expenses	9,609	9,446	51,151	56,917
Operating Income (loss)	(2,851)	(2,116)	7,803	7,810

Other Income and (Deductions), net	359	284	788	437

Interest Charges, net
Interest on long-term debt	842	869	2,526	2,609
Other interest, net	1	-	(1)	1
	843	869	2,525	2,610
Amortization of debt expense and redemption premiums	31	30	93	93
Total Interest Charges, net	874	899	2,618	2,703

Income (Loss) Before Income Taxes	(3,366)	(2,731)	5,973	5,544

Income Taxes	(1,486)	(1,060)	2,179	2,190

Net Income (Loss)	$(1,880)	$(1,671)	$3,794	$3,354

THE BERKSHIRE GAS COMPANY
STATEMENT OF COMPREHENSIVE INCOME
(In Thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

Net Income (Loss)	$(1,880)	$(1,671)	$3,794	$3,354
Other Comprehensive Income (Loss)	(1)	(5)	(1)	(2)
Comprehensive Income (Loss)	$(1,881)	$(1,676)	$3,793	$3,352

THE BERKSHIRE GAS COMPANY
BALANCE SHEET

ASSETS
(In Thousands)
(Unaudited)

	September 30, 2015	December 31, 2014
Current Assets
Unrestricted cash and temporary cash investments	$11,647	$6,734
Accounts receivable less allowance of $1,706 and $1,381, respectively	5,215	12,217
Unbilled revenues	931	5,516
Current regulatory assets	4,952	6,496
Deferred income taxes	104	-
Natural gas in storage, at average cost	2,305	3,935
Materials and supplies, at average cost	908	968
Other	2,408	1,720
Total Current Assets	28,470	37,586

Other Investments	905	1,027

Net Property, Plant and Equipment	137,931	131,321

Regulatory Assets	35,994	37,823

Deferred Charges and Other Assets
Unamortized debt issuance expenses	764	857
Goodwill	51,933	51,933
Other	406	54
Total Deferred Charges and Other Assets	53,103	52,844

Total Assets	$256,403	$260,601

THE BERKSHIRE GAS COMPANY
BALANCE SHEET

LIABILITIES AND CAPITALIZATION
(In Thousands)
(Unaudited)

	September 30, 2015	December 31, 2014
Current Liabilities
Current portion of long-term debt	$2,393	$2,393
Accounts payable	3,589	10,466
Accrued liabilities	3,262	3,509
Current regulatory liabilities	2,563	-
Deferred income taxes	-	1,439
Interest accrued	618	862
Taxes accrued	8,499	8,898
Total Current Liabilities	20,924	27,567

Deferred Income Taxes	25,399	25,942

Regulatory Liabilities	30,437	28,910

Other Noncurrent Liabilities
Pension accrued	9,103	9,036
Environmental remediation costs	4,105	4,105
Other	7,065	7,062
Total Other Noncurrent Liabilities	20,273	20,203

Commitments and Contingencies

Capitalization
Long-term debt	44,996	45,698

Common Stock Equity
Paid-in capital	106,095	106,095
Retained earnings	8,290	6,196
Accumulated other comprehensive loss	(11)	(10)
Net Common Stock Equity	114,374	112,281

Total Capitalization	159,370	157,979

Total Liabilities and Capitalization	$256,403	$260,601

THE BERKSHIRE GAS COMPANY
STATEMENT OF CASH FLOWS
(In Thousands)
(Unaudited)

	Nine Months Ended September 30,
	2015	2014
Cash Flows From Operating Activities
Net income	$3,794	$3,354
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,026	6,431
Deferred income taxes	(2,938)	(2,733)
Pension expense	981	828
Regulatory activity, net	4,925	1,254
Other non-cash items, net	358	1,288
Changes in:
Accounts receivable, net	6,672	649
Unbilled revenues	4,585	4,837
Prepayments	(124)	1,732
Natural gas in storage	1,630	(380)
Accounts payable	(7,481)	(1,557)
Interest accrued	(244)	(243)
Taxes accrued/refundable, net	(962)	4,212
Accrued liabilities	(247)	(2,861)
Accrued pension	(914)	(360)
Other assets	(294)	(2,204)
Other liabilities	22	3,197
Total Adjustments	12,995	14,090
Net Cash provided by Operating Activities	16,789	17,444

Cash Flows from Investing Activities
Plant expenditures including AFUDC debt	(10,176)	(6,845)
Net Cash used in Investing Activities	(10,176)	(6,845)

Cash Flows from Financing Activities
Payment of common stock dividend	(1,700)	(3,900)
Net Cash used in Financing Activities	(1,700)	(3,900)

Unrestricted Cash and Temporary Cash Investments:
Net change for the period	4,913	6,699
Balance at beginning of period	6,734	6,890
Balance at end of period	$11,647	$13,589

Non-cash investing activity:
Plant expenditures included in ending accounts payable	$777	$735

THE BERKSHIRE GAS COMPANY
STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY
September 30, 2015
(Thousands of Dollars)
(Unaudited)

	Common Stock		Paid-in	Retained	Accumulated Other Comprehensive
	Shares	Amount	Capital	Earnings	Income (Loss)	Total
Balance as of December 31, 2014	100	$-	$106,095	$6,196	$(10)	$112,281

Net income				3,794		3,794
Other comprehensive income, net of deferred income taxes					(1)	(1)
Payment of common stock dividend				(1,700)		(1,700)
Balance as of September 30, 2015	100	$-	$106,095	$8,290	$(11)	$114,374